Confidential – For Discussion Purposes
PROJECT CYPRESS
Process Overview
March 8, 2010
*** Portions of this exhibit have been
omitted pursuant to a request for
confidential treatment, such material
has been filed separately with the
SEC. The symbol [***] in this exhibit
indicates that the information has been
ommitted.
Exhibit (c)(vi)

TABLE OF CONTENTS
I. FINANCIAL SPONSOR PROCESS REVIEW
II. LENDER PROCESS REVIEW
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informative purposes as of its stated date and is not a solicitation, or an offer, to buy or sell any security. It does not purport to be a complete description of the products,
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individuals principally responsible for preparation of this presentation have received compensation that is based upon, among other factors, Stephens Inc.’s investment banking revenues. Additional information available upon request. ©Stephens Inc. 2010

I. FINANCIAL SPONSOR PROCESS REVIEW

INVESTOR PROCESS SUMMARY 4 49 27 21 19 8 [***] 7 [***]

Premium Range 43.3% - 75.2%
2009 Multiple Range 5.4x - 6.2x
2010 Multiple Range 4.3x - 4.9x
Premium Range 43.3% - 59.2%
2009 Multiple Range 5.4x - 5.8x
2010 Multiple Range 4.3x - 4.6x
Premium Range 27.4% - 52.9%
2009 Multiple Range 5.0x - 5.6x
2010 Multiple Range 4.0x - 4.5x
Premium Range 49.7% - 49.7%
2009 Multiple Range 5.5x - 5.5x
2010 Multiple Range 4.4x - 4.4x
Premium Range 43.3% - 43.3%
2009 Multiple Range 5.4x - 5.4x
2010 Multiple Range 4.3x - 4.3x
Premium Range 59.2% - 91.1%
2009 Multiple Range 5.8x - 6.5x
2010 Multiple Range 4.6x - 5.2x
Premium Range 27.4% - 43.3%
2009 Multiple Range 5.0x - 5.4x
2010 Multiple Range 4.0x - 4.3x
Premium Range 27.4% - 43.3%
2009 Multiple Range 5.0x - 5.4x
2010 Multiple Range 4.0x - 4.3x
Premium Range -61.8% - 72.0%
2009 Multiple Range 2.9x - 6.1x
2010 Multiple Range 2.3x - 4.8x
$2.25
$2.25
$2.00
$2.50
$2.00
$2.00
$0.60
$2.75
$2.50
$2.40
$2.25
$2.25
$2.70
$2.35
$2.25
$3.00
$2.35
$2.25
$0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00

SUMMARY OF INDICATIONS RECEIVED
52-Week Trading
Range
(Dollars in Actuals)
(Written Indication)
(Verbal Indication)
(Written Indication)
(Verbal Indication)
(Verbal Indication)
(Written Indication)
(Written Indication)
(Written Indication)
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]

RECENT PRICE PERFORMANCE
Source: Capital IQ.
(October 5, 2009 – March 5, 2010)
$1.00
$1.10
$1.20
$1.30
$1.40
$1.50
$1.60
$1.70
$1.80
$1.90
$2.00
10/5/09 11/5/09 12/5/09 1/5/10 2/5/10 3/5/10
OMNI 10-Day Average 30-Day Average 60-Day Average
OMNI Trading Performance
Average
Period Price
Current 1.57 $
10 Day Average 1.58
30 Day Average 1.59
60 Day Average 1.50
Minimum 1.00
Maximum 1.82

IMPLIED VALUATION SENSITIVITY

Current Assuming a Share Price of:
1.57 $                2.00 $                2.25 $                2.50 $                2.75 $                3.00 $
Premium to Current 0.0% 27.4% 43.3% 59.2% 75.2% 91.1%
Shares Outstanding 21.2                    21.2                    21.2                    21.2                    21.2                    21.2
In-the-Money Options & Warrants 0.8                      4.9                      5.4                      6.6                      6.6                      6.6
In-the-Money Convertible Securities -                           2.8                      2.8                      2.8                      2.8                      2.8
Fully Diluted Shares 22.0                    28.9                    29.3                    30.5                    30.5                    30.5
Market Capitalization 34.5 $                57.8 $                66.0 $                76.2 $                84.0 $                91.6 $
Plus: Net Debt (12/31/09)
46.8                    46.8                    46.8                    46.8                    46.8                    46.8
Plus: CVT Preferred (12/31/09)¹
5.4                      -                        -                        -                        -                        -
Less: Options & Warrants Proceeds
(1.0)                     (9.1)                     (10.0)                   (12.8)                   (12.8)                   (12.8)
Total Enterprise Value 85.7 $                95.5 $                102.8 $             110.2 $             118.0 $             125.6 $
Data: Multiples:
2009E EBITDA 19.1 $      4.5x 5.0x 5.4x 5.8x 6.2x 6.6x
3/31/10E LTM EBITDA²
16.5          5.2  5.8  6.2  6.7  7.2  7.6
6/30/10E LTM EBITDA³
19.1          4.5  5.0  5.4  5.8  6.2  6.6
2010E EBITDA 24.1          3.6  4.0  4.3  4.6  4.9  5.2
Data: Premiums:
Current Price 1.57 $      0.0% 27.4% 43.3% 59.2% 75.2% 91.1%
10-Day Average 1.58          -0.4    26.8    42.7    58.6    74.4    90.3
30-Day Average 1.59          -1.1    25.9    41.7    57.4    73.2    88.9
60-Day Average 1.50          4.8    33.5    50.2    66.8    83.5    100.2
(Dollars in Millions, Except per Share)
(1) Represents 5,396 shares convertible at $1.95.
(2) Assumes $3.5 million of EBITDA for Q1-2010 (assumes seismic projects delayed to Q2-2010 due to adverse weather in Q1-2010).
(3) Assumes $11.8 million of EBITDA for the 6-months ending Q2-2010 (reflects “catch-up” of delayed seismic projects in Q2-2010).

PRIVATE EQUITY FIRM REVIEW THROUGH MARCH 8, 2010
Firm
Indication
Status Founded
Deal
Size Range
Energy
Focus
Relevant Portfolio
Companies Investment Funds
[***] Letter
$2.25–$2.75
[***] $5 mm /
$75 mm
Yes
•
[***]
•
[***]
[***] Verbal
$2.25–$2.50
[***] N/A No
•
[***]
•
[***]
[***] Letter
$2.00–$2.40
[***] $15 mm /
$85 mm
Yes
•
[***]
•
[***]
Wellspring Capital
Management
Letter
$2.35
1995 $150 mm /
$1.0 bn
No
•
N/A
•
Wellspring Capital Ptnrs II LP, 1998, $269 mm
•
Wellspring Capital Ptnrs III LP, 2002, $665mm
•
Wellspring Capital Ptnrs IV LP, 2005, $1.0 bn
[***] Letter
$2.50–$3.00
[***] $100 mm /
$200 mm
Yes
•
[***]
•
[***]
[***] Letter
$2.25
[***] $5 mm /
$50 mm
Yes
•
[***]
•
[***]
[***] Verbal
$2.00–$2.25
[***] $75 mm /
$150 mm
Yes
•
[***]
•
[***]
[***] Verbal
$2.00–$2.25
[***] $20 mm /
$200 mm
No
•
[***]
•
[***]
[***] Possible
Preferred
Proposal
[***] N/A Yes
•
[***]
•
[***]
[***] Possible
Indication
[***] $75 mm /
$100 mm
No
•
[***]
•
[***]

PRIVATE EQUITY FIRM DESCRIPTIONS Firm Description of Firm [***] [***] [***] [***] [***] [***] [***] [***] 9

PRIVATE EQUITY FIRM DESCRIPTIONS (CONTINUED)
Firm Description of Firm
[***] [***]
[***] [***]
[***] [***]
[***] [***]
Wellspring Capital
(New York)
Wellspring Capital Management is a private investment firm that seeks to make controlling investments in operating companies that present opportunities for asset enhancement through strategic, operational or financial change. Wellspring manages more than $2 billion of private equity capital.
[***] [***]

INVESTORS CONTACTED
Private Equity Firms Contacted
[***] [***]
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[***] Wellspring Capital Management
[***] [***]
[***] [***]
[***] [***]
[***]

II. LENDER PROCESS REVIEW

RECAPITALIZATION PROCESS REVIEW
Contacted 43 potential lenders
– Entered into 20 confidentiality agreements
– Sent 20 information memorandums
Responded to information requests, provided model, 2010 budget, fixed asset schedule
9 potential lenders were active when the process was put on hold:
– [***]
– [***]
– [***]
– [***]
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INVESTORS CONTACTED
Lenders Contacted
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